UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2026
CLEAR SECURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011
(Address of Principal Executive Offices) (Zip Code)
(646) 723-1404
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On July 30, 2026, the board of directors (the “Board”) of Clear Secure, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), voted to appoint Rob O’Hare as a director of the Board and a member of the Audit Committee, effective immediately. In connection with Mr. O’Hare’s appointment, the Board increased the size of the Board to ten directors. Mr. O’Hare was appointed to serve as a member of the Board until the 2027 annual meeting of stockholders, or until his successor is duly elected and qualified.

Rob O’Hare has served as the Chief Financial Officer of Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm”), a financial technology company and a point-of-sale lender, since November 2024. Prior to his appointment as Chief Financial Officer, he served as Affirm’s Senior Vice President, Finance from August 2020 to November 2024. Prior to joining Affirm, Mr. O’Hare served as Chief Financial Officer at Tile, Inc., a consumer electronics company, from February to August 2020. Prior to Tile, Mr. O’Hare served as Chief Financial Officer of Spark Networks, a social dating platform, from March 2015 to September 2019, and as GM of North America from September 2019 to January 2020. He has also held various roles at Square, Pandora, Spitfire Capital, Spectrum Equity Investors, and Thomas Weisel Partners. Mr. O’Hare holds a Bachelor’s degree in Business Administration from Georgetown University. The Company believes Mr. O’Hare’s extensive public company financial leadership, fintech expertise, and deep experience in strategic finance, financial reporting, and risk management make him well qualified to serve on the Board.

On July 30, 2026, in connection with his appointment to the Board, Mr. O’Hare received a grant of restricted stock units (“RSUs”) determined by dividing $480,000 by the 20-trading-day average closing price of the Company up to, and including, the grant date, subject to vesting in three equal installments on each of the first three anniversaries of the date of grant. Mr. O’Hare will also be entitled to an annual cash retainer of $40,000 for his service as a director. Such equity compensation is made pursuant to the Clear Secure, Inc. 2021 Omnibus Incentive Plan. Mr. O’Hare entered into the Company’s standard indemnification agreement, the form of which was previously filed with the Securities and Exchange Commission on June 7, 2021, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1. Concurrent with Mr. O’Hare’s appointment, Mr. Tomago Collins will rotate off the Audit Committee.

There is no other arrangement or understanding between Mr. O’Hare and any other person pursuant to which he was appointed as a director of the Board and a member of the Audit Committee, nor is there any family relationship between Mr. O’Hare and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. O’Hare had, or will have, a direct or indirect material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	July 30, 2026	By:	/s/ Caryn Seidman Becker
Name: Caryn Seidman Becker
Title: Chairman and Chief Executive Officer